Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

Sprouts Farmers Market, Inc. Reports Second Quarter 2020 Results and July Update

PHOENIX, Ariz. – (Globe Newswire) – July 29, 2020 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week second quarter ended June 28, 2020 and an update on July results.

Second Quarter Highlights:

•	Net sales of $1.6 billion; a 16% increase from the same period in 2019
•	Comparable store sales growth of 9.1% and two-year comparable store sales growth of 9.2%
•	Net income of $67 million and adjusted net income(1) of $70 million; compared to net income and adjusted net income of $35 million from the same period in 2019
•	Diluted earnings per share of $0.57 and adjusted diluted earnings per share(1) of $0.59; compared to $0.30 diluted and adjusted diluted earnings per share from the same period in 2019

“I am proud of how our Sprouts team members have navigated these unprecedented circumstances we live in today. Our culture rooted in respect, inclusion and caring for one another has shone through in everything our team members do for our customers and for each other,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market. “Our strong second quarter performance was driven by the strategic changes we have begun to implement across our business and the continued positive impact on demand from the COVID-19 pandemic. As we head into the second half of the year, our early strategic wins give me confidence in our long-term direction, and our team members’ dedication assures me we will continue to provide our communities and customers healthy food for their families.”

________________________________________________________________________________________

[1]

Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items.  See the “Non-GAAP Financial Measures” section of this release for additional information about these items.

Second Quarter 2020 Financial Results

Net sales for the second quarter of 2020 were $1.6 billion, a 16% increase compared to the same period in 2019. Net sales growth was driven by continued demand from the COVID-19 pandemic, contributing to a 9.1% increase in comparable store sales and strong performance in new stores opened.

Gross profit for the quarter increased 32% to $613 million, resulting in a gross profit margin of 37.3%, an increase of 450 basis points compared to the same period in 2019. The increase was driven by strategic changes in our promotional activities, partially accelerated by the COVID-19 environment, coupled with cycling deep promotions from the prior year, as well as outsized shrink improvement from operational efficiencies and positive leverage from additional sales.

Selling, general and administrative expenses (“SG&A”) for the quarter increased $106 million to $489 million, or 29.8% of sales, a deleverage of 270 basis points compared to the same period in 2019. Increased team member bonuses and higher store operational expenses predominately driven by COVID-19, as well as incremental ecommerce costs, were partially offset by lower marketing expense due to a shift from print to more digital spend. Increased costs from COVID-19 were approximately $47 million for the second quarter.

Depreciation and amortization for the quarter increased 3% to $31 million, or 1.9% of sales, a decrease of 20 basis points compared to the same period in 2019.

Store closure and other costs, net for the quarter were $0.5 million compared to $0.8 million in the same period of 2019.

Net income for the quarter was $67 million and diluted earnings per share (“EPS”) was $0.57, compared with $35 million and $0.30, respectively, in 2019. Excluding the impact of special items, adjusted net income was $70 million and adjusted diluted EPS was $0.59; an increase of 97% from the same period in 2019 (see “Non-GAAP Financial Measures”).

Unit Growth and Development

During the second quarter of 2020, Sprouts opened 6 new stores, resulting in a total of 350 stores in 23 states as of June 28, 2020.

Leverage and Liquidity

Sprouts generated cash from operations of $393 million year-to-date through June 28, 2020 and invested $48 million in capital expenditures net of landlord reimbursements, primarily for new stores.  Sprouts ended the quarter with $451 million in loans and $34 million of letters of credit outstanding under its revolving credit facility, and $328 million in cash and cash equivalents.  Subsequent to the end of the second quarter, we paid down $76 million of our revolving credit facility.

Update on Current Performance and 2020 Outlook

As customers continue to consume much of their food at home due to the COVID-19 pandemic, grocery spend and ecommerce penetration have remained at elevated levels. For the month of July, our comparable store sales are estimated to increase approximately 9% compared to the same period last year, and ecommerce sales are estimated to represent approximately 11% of our net sales.

“The trajectory of the COVID-19 situation remains uncertain, clouding the impact to the food retail industry over the coming quarters,” said Denise Paulonis, chief financial officer of Sprouts Farmers Market. “While our sales continue at elevated levels, so do additional costs associated with our team members and stores. Predicting specific outcomes remains difficult, and accordingly we are not stating a new outlook range.  We remain confident in the financial strength of our business and our new long-term growth strategy presented last quarter.”

Second Quarter 2020 Conference Call

Sprouts will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Wednesday, July 29, 2020, during which Sprouts executives will further discuss second quarter 2020 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 15 minutes prior to the start of the webcast.

The conference call will be available via the following dial-in numbers:

•	U.S. Participants: 888-869-1189
•	International Participants: 706-643-5902
•	Conference ID: 9096884

Investors dialing by phone are encouraged to pre-register for the conference call using the following link: http://www.directeventreg.com/registration/event/9096884. Callers who pre-register will be given a phone number and unique PIN to bypass the live operator and gain immediate access to the call.  Participants may pre-register at any time, including up to and after the call start time.

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 9096884.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the Company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc., one of the fastest-growing retailers in the country, has made healthy living accessible to shoppers for nearly two decades by offering affordable, fresh, natural and organic products. True to its farmers market heritage, Sprouts is known for pioneering its unique grocery model by offering a welcoming store layout featuring fresh produce at the center of the store, an expansive bulk foods section, and a vitamin department focused on overall wellness. Sprouts also offers a unique assortment of healthier products with special attributes, such as plant-based, gluten-free, keto-friendly, and grass-fed, to meet the growing and diverse needs of today’s consumer. Headquartered in Phoenix, Ariz., Sprouts employs more than 35,000 team members and operates more than 350 stores in 23 states from coast to coast. Visit about.sprouts.com for more information.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-six Weeks Ended	Twenty-six Weeks Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net sales	$1,642,788	$1,415,736	$3,289,327	$2,829,623
Cost of sales	1,030,129	950,954	2,082,836	1,880,492
Gross profit	612,659	464,782	1,206,491	949,131
Selling, general and administrative expenses	488,877	383,116	925,181	757,942
Depreciation and amortization (exclusive of depreciation included in cost of sales)	30,549	29,565	61,570	59,024
Store closure and other costs, net	470	769	(612)	1,277
Income from operations	92,763	51,332	220,352	130,888
Interest expense, net	3,737	5,438	8,564	10,440
Income before income taxes	89,026	45,894	211,788	120,448
Income tax provision	22,024	10,551	52,976	28,713
Net income	$67,002	$35,343	$158,812	$91,735
Net income per share:
Basic	$0.57	$0.30	$1.35	$0.76
Diluted	$0.57	$0.30	$1.35	$0.76
Weighted average shares outstanding:
Basic	117,832	118,251	117,688	120,754
Diluted	118,189	118,436	117,977	121,231

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 28, 2020	December 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$328,116	$85,314
Accounts receivable, net	14,742	15,713
Inventories	255,352	275,979
Prepaid expenses and other current assets	14,648	10,833
Total current assets	612,858	387,839
Property and equipment, net of accumulated depreciation	740,075	741,508
Operating lease assets, net	1,041,702	1,028,436
Intangible assets, net of accumulated amortization	184,960	185,395
Goodwill	368,878	368,078
Other assets	14,716	11,727
Total assets	$2,963,189	$2,722,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$168,833	$122,839
Accrued liabilities	155,531	136,482
Accrued salaries and benefits	75,837	48,579
Accrued income tax	49,237	2,005
Current portion of operating lease liabilities	122,404	106,153
Current portion of finance lease liabilities	914	754
Total current liabilities	572,756	416,812
Long-term operating lease liabilities	1,082,718	1,078,927
Long-term debt and finance lease liabilities	461,947	549,419
Other long-term liabilities	47,349	41,517
Deferred income tax liability	55,142	54,356
Total liabilities	2,219,912	2,141,031
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 117,944,450 shares issued and outstanding, June 28, 2020; 117,543,668 shares issued and outstanding, December 29, 2019	117	117
Additional paid-in capital	679,036	670,966
Accumulated other comprehensive income (loss)	(10,239)	(4,682)
Retained earnings (Accumulated deficit)	74,363	(84,449)
Total stockholders' equity	743,277	581,952
Total liabilities and stockholders' equity	$2,963,189	$2,722,983

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Twenty-six Weeks Ended	Twenty-six Weeks Ended
	June 28, 2020	June 30, 2019
Cash flows from operating activities
Net income	$158,812	$91,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	62,928	60,211
Operating lease asset amortization	47,074	40,477
Store closure and other costs, net	(321)	824
Share-based compensation	6,727	4,191
Deferred income taxes	786	10,691
Other non-cash items	1,286	32
Changes in operating assets and liabilities:
Accounts receivable	14,423	20,378
Inventories	20,627	(5,096)
Prepaid expenses and other current assets	(8,311)	(9,644)
Other assets	(1,879)	(451)
Accounts payable	46,554	59,989
Accrued liabilities	18,240	26,018
Accrued salaries and benefits	27,258	(6,288)
Accrued income tax	47,231	-
Operating lease liabilities	(52,063)	(40,297)
Other long-term liabilities	3,976	(3,585)
Cash flows from operating activities	393,348	249,185
Cash flows used in investing activities
Purchases of property and equipment	(64,571)	(93,414)
Cash flows used in investing activities	(64,571)	(93,414)
Cash flows used in financing activities
Proceeds from revolving credit facilities	—	122,860
Payments on revolving credit facilities	(87,000)	(60,860)
Payments on finance lease obligations	(311)	(325)
Repurchase of common stock	—	(163,310)
Proceeds from exercise of stock options	1,343	4,118
Other	—	(319)
Cash flows used in financing activities	(85,968)	(97,836)
Increase in cash, cash equivalents, and restricted cash	242,809	57,935
Cash, cash equivalents, and restricted cash at beginning of the period	86,785	2,248
Cash, cash equivalents, and restricted cash at the end of the period	$329,594	$60,183

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted EBIT, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted EBIT, adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted EBITDA to net income for the thirteen and twenty-six weeks ended June 28, 2020 and June 30, 2019 and a reconciliation of EBIT, net income and diluted earnings per share to adjusted EBIT, adjusted net income and adjusted diluted earnings per share for the thirteen and twenty-six weeks ended June 28, 2020 and June 30, 2019:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-six Weeks Ended	Twenty-six Weeks Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net income	$67,002	$35,343	$158,812	$91,735
Income tax provision	22,024	10,551	52,976	28,713
Interest expense, net	3,737	5,438	8,564	10,440
Earnings before interest and taxes (EBIT)	92,763	51,332	220,352	130,888
Special items:
Strategic initiatives (1)	3,417	—	4,617	—
Store closures (2)	—	—	—	508
Adjusted EBIT	96,180	51,332	224,969	131,396

Depreciation, amortization and accretion	31,181	30,139	62,781	60,211
Adjusted EBITDA	$127,361	$81,471	$287,750	$191,607

Net income	$67,002	$35,343	$158,812	$91,735
Special Items:
Strategic initiatives, net of tax (1)	2,539	—	3,431	—
Store closures, net of tax (2)	—	—	—	378
Adjusted Net income	$69,541	$35,343	$162,243	$92,113
Diluted earnings per share	$0.57	$0.30	$1.35	$0.76
Adjusted diluted earnings per share	$0.59	$0.30	$1.38	$0.76

Diluted weighted average shares outstanding	118,189	118,436	117,977	121,231

(1)	Includes professional fees related to our ongoing strategic initiatives. After-tax impact includes the tax benefit on the pre-tax charge.
(2)	Includes the direct costs associated with store closures and relocation. After-tax impact includes the tax benefit on the pre-tax charge.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

7/29/20